SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed to (i) amend the Current Report on Form 8-K (the “Report”) we filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2006 and (ii) include financial statements to Section 9 below in connection with our acquisition of all the issued and outstanding shares of Gavilian Minerals S.A.

Section 8 - Other Events

Item 8.01 Other Events.

On September 25, 2006, we entered into a Master Agreement to acquire all of the issued and outstanding shares of Gavilan Minerales S.A. (“Gavilan”), a Colombia corporation, for the purchase price of $300,000 and the issuance of 1,150,000 shares of our common stock. Cia Servicios Logisticos de Colombia Ltda. (“Cia Servicios Logisticos”), a Colombian corporation, is the primary shareholder of Gavilan. Gavilan holds proper legal title to several properties in the Caramanta Municipality located in western Colombia including properties known as Concessions 6602, 1343, 6329, 6993, 7039, 6821, 6770, HET-31, 32, 26, 27, and HETG-01 (the “Properties”) which we hold an option to acquire. As a result of our acquisition of Gavilan, we will become the title holder of these Properties and no longer have to satisfy any minimum exploratory work obligations on these Properties.

Also pursuant to the terms of the Master Agreement, Compania Minera de Caldas S.A. ("Caldas"), a Colombia corporation and majority-owned subsidiary of RNC (Colombia) Limited, a Belize corporation ("RNC"), purchased assets from Cia Servicios Logisticos including an office building in Colombia and certain equipment. We currently have a 75% equity interest in RNC. Caldas has also agreed to retain the employees of Cia Servicios Logisticos.

The Master Agreement is attached to this current report as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Master Agreement(1)

Exhibit 99.1 Carve Out Financial Statements

Exhibit 99.2 Pro Forma Combined Financial Statements

(1) Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on September 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ J. Randall Martin
J. Randall Martin
President and Chief Executive Officer

Date: December 7, 2006